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                           ITC LEARNING CORPORATION

                             EMPLOYMENT AGREEMENT


      This Employment Agreement ("Agreement") is made and entered into effective as of the 18th day of June, 1998 ("Effective Date") by and between ITC Learning Corporation ("Company") and Michael Morrison ("Employee").

                                    RECITALS

      A. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland. The Company is engaged in the business of developing, marketing, and selling training materials, primarily in multimedia platforms.

      B. Employee currently serves as President and Chief Executive Officer of iNEX Corporation ("iNEX").

      C. Pursuant to an Asset Purchase Agreement by and between the Company and iNEX ("Asset Purchase Agreement"), the Company will acquire from iNEX its internet/intranet delivery products, the technology delivery platform used for such products and all of the technology assets, intellectual property rights to all developed and in-process electronic and documented content, trademark rights and intangible assets used in the development of such internet/intranet delivery products and technology delivery platform ("Asset Purchase").

      D. Consummation of the Asset Purchase by the Company also contemplates the execution of employment agreements with Michael Morrison, Adam Breakey and Keith McClaren.

      E. The parties believe that it is in their best interests to provide for the specific terms and conditions of Employee's employment with the Company following the Asset Purchase and to impose restrictions upon the parties in the event of the termination of the employment relationship.

      NOW, THEREFORE, in consideration of the mutual promises and covenants as hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Term. The Term of this Agreement and Employee's employment hereunder shall commence on the Effective Date and shall continue thereafter for a period of two years from the Effective Date ("Term"), unless terminated earlier in accordance with Section 4 of this Agreement or renewed upon mutual consent


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for an additional one year term. The provisions of Sections 5 and 6 shall survive any termination of this Agreement and shall remain in full force and effect and shall be binding upon Employee and his estate, legal representatives, heirs, successors and assigns.

      2.    Duties.

            a. General Duties. Employee shall be employed by the Company and report to the Chief Executive Officer or such other executive as the Company may designate, on the terms and conditions set forth in this Agreement. Employee shall be responsible for (i) managing and directing the research and development, production and business development of the Company's on-line training division and/or (ii) such other duties and responsibilities consistent with the duties provided above and reasonably prescribed by the Chief Executive Officer of the Company or his/her designee. Employee agrees to (i) devote substantially all of his time, attention, skill and energies to the business of the Company; (ii) faithfully and diligently perform such duties and exercise such powers as may from time to time be assigned to him; (iii) comply with all policies and procedures from time to time adopted by the Company; (iv) use all reasonable efforts to promote the interest, reputation, business and welfare of the Company; and (v) follow the reasonable and lawful directions consistent with the duties provided above given to him by the Chief Executive Officer or the Board of Directors of the Company.

            b. Corporate Opportunities. Employee agrees that he will not take personal advantage of any business opportunities that arise during his employment with the Company and which may be of benefit to the Company. All material facts regarding such opportunities must be promptly reported to the Chief Executive Officer for consideration by the Company.

      3.    Compensation.

            a. In General. For all services rendered by Employee under this Agreement, the Company shall provide Employee with various forms of compensation and benefits set forth in this Section 3.

            b. Basic Compensation. The Company agrees to pay Employee a base annual salary of $110,000, payable in periodic installments in accordance with the Company's normal payroll practices for salaried employees.

            c. Reimbursement of Expenses. Upon submission of appropriate documentation or receipts, the Company agrees to reimburse Employee for all reasonable and necessary business expenses (determined in the sole discretion of the Company) incurred by Employee in connection with his duties hereunder in accordance with the Company's then current reimbursement policy.

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            d.    Working Facilities.  The Company, at its own expense, shall furnish Employee with an office together with supplies, equipment, and such other facilities and services suitable to Employee's position and adequate for the performance of his duties hereunder.

            e. Additional Benefits. Nothing herein shall affect the eligibility of Employee to receive salary increases, bonus awards, stock option grants, pension or profit-sharing agreements, employee benefits and the like which the Company may offer. Employee may participate in the Company's health and medical plan, dental plan, 401(k) plan and Employee Stock Ownership Plan ("ESOP") in a manner consistent with the Company's then current policies and procedures if Employee complies with the eligibility requirements under any such plan.

            f. Discretionary Salary Adjustment. Once each year, the Company's salary committee, in its sole discretion, shall consider whether to implement a salary adjustment for Employee, and if so, in what amount; provided, however, that Employee's salary shall not be reduced to an amount lower than the amount provided in Section 3(b) of this Agreement. Commencing with the Company's fiscal year ending December 31, 1998, to the extent permitted and consistent with the Company's then current policies and procedures, Employee shall also be eligible to receive a bonus plan in conjunction with the Company's Incentive Compensation Plan.

      4. Termination. Unless the parties otherwise agree in writing, termination of this Agreement in accordance with the provisions of this Section shall also constitute termination of Employee's employment with the Company without the need for further notice or action by either party.

            a. Incapacity. In the event Employee shall be unable to perform his duties owing to illness or other incapacity for a period of more than ninety consecutive days or an aggregate of one hundred twenty days in any twelve month period, the Company may, at its option, by written notice addressed to Employee and sent subsequent to such ninety days or one hundred twenty days, terminate this Agreement as of a date to be specified in such notice, but not less than thirty days after the date of the sending of such notice; provided, however, that if prior to the date specified in such notice Employee's illness or other incapacity shall have terminated and he shall have satisfactorily taken up and performed his duties under this Agreement, the notice of termination shall be disregarded, and this Agreement shall continue in full force and effect. (See Sections 11 and 12 of this Agreement for medical, sick leave and disability benefits).

            b. Death. In the event of Employee's death during the term of his employment hereunder, this Agreement shall



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terminate as of the date of death, and the Company shall pay to Employee's spouse, or such other person whom Employee shall have designated in writing to the Company, a death benefit consistent with the Company's then current policies, if any.

            c. Withdrawal from Business. The Company shall terminate this Agreement upon sixty days written notice to Employee of a bona fide decision by the Company to wind up its business and liquidate its assets (other than in connection with a merger, consolidation, or other event specified in
Section 8), and all rights and obligations of both parties hereto (except those under Section 5(a)(iv) hereof) shall cease upon such termination. In this event, Employee shall be paid his then prevailing salary prorated to the date of termination.

            d. Termination by the Company for Cause. The Company may terminate Employee's employment effective immediately upon written notice or on any other date specified in such notice in the event that Employee: (i) has been convicted of a felony; (ii) has engaged in fraudulent or dishonest conduct in connection with the business of the Company or any of its affiliates; (iii) has breached his fiduciary duty to the Company; (iv) has not performed, has neglected or has engaged in irresponsible actions with respect to his duties and responsibilities hereunder such that his job performance has substantially deteriorated to the detriment of the Company and such conduct continues for more than ten days following Employee's receipt of written notice thereof; (v) has committed a material breach of any of the provisions of this Agreement; or (vi) has engaged in a continuing course of conduct or any repeated omissions that reflect adversely on the integrity and reputation for honesty and fair dealing of the Company or its affiliates, any one of which shall be deemed "Cause" for dismissal. (For all purposes of this Agreement, the term "affiliate" and the concept of "an affiliate" shall have the same meaning as in Rule 405 under the Securities Act of 1933.) Upon termination of this Agreement pursuant to this subsection, Employee shall be entitled to receive only the compensation and benefits accrued but unpaid as of the date of termination and shall not be entitled to additional compensation or benefits.

            e. Termination Other Than for Cause. The Company may terminate Employee's employment under this Agreement without cause at any time. If Employee is terminated pursuant to this subsection, the Company shall pay Employee at the base annual salary provided for in Section 3(b) as severance for the remainder of the Term. The Company shall be entitled to deduct from any sums owed to Employee any sums due to the Company from Employee, and Employee hereby consents to that deduction.

            f. Termination by Employee with Notice. Employee may terminate this Agreement at anytime upon one hundred twenty days written notice to the Company, in which event the Company shall pay Employee through the date of termination provided in such notice. During a period of one hundred eighty days following any


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such termination by Employee, Employee agrees to provide such consulting services to the Company as it may reasonably request, at such time or times within such period as may be mutually agreed upon by the Company and Employee. Employee shall be compensated for any such consulting services at one hundred twenty percent of the daily rate when last employed by the Company plus reimbursement for any reasonable out-of-pocket expenses incurred by Employee in rendering such consulting services.

      5.    Non-Competition and Non-Solicitation.

            a.    Non-Competition.

                  (i) Except to the extent contemplated in Section 2(a), Employee shall not, during the Term, have any other employment except with the prior approval of the Board of Directors and that without the written consent of the Board of Directors, Employee agrees that during the Term or any extension thereof he will not be affiliated with any competitor, supplier or customer of the Company, as an officer, director, partner, employee, agent, consultant (or similar capacity) or more than a one percent stockholder.

                  (ii) Employee further agrees that during the Term and for a period of one year following the Term, he will not, directly or indirectly, as proprietor, partner, shareholder, director, officer, employee, agent, consultant, or in any other capacity or manner whatsoever, engage in any business activity competitive with either the computer based training or internet based training business of the Company, as constituted during his employment and on the date of termination of his employment. If any court of competent jurisdiction shall determine this covenant to be unenforceable as to either the term or scope imposed above, then this covenant nevertheless shall be enforceable by such court as to such shorter term or such lesser scope as may be determined by the court to be reasonable and enforceable.

                  (iii) Employee further agrees that during the Term and for a period of two years following the Term he will not, directly or indirectly, participate (on his own behalf or on behalf of any other corporation, venture or enterprise engaged in commercial activities) in any matters that were the subject of outstanding bids or solicitations by the Company or any subsidiary or affiliate of the Company or of bids or solicitations in preparation by the Company or any subsidiary or affiliate of the Company during the Term.

                  (iv) Employee further agrees that during the Term (other than in the ordinary course of business) and following the Term, he will not, directly or indirectly, take with him or use any property, such as drawings, reports, data or proposals, design or manufacturing information, research or development of other activities, wage and salary information, customer lists or


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prospect lists, records or the like of the Company or any subsidiary or affiliate of the Company relating or peculiar to the Company or any such subsidiary or affiliate, or their business or products, nor disclose to any others information of a proprietary or privileged nature, without prior written consent of the Chief Executive Officer or Board of Directors.

                  (v) Employee and the Company agree that during and after the Term, they will not, directly or indirectly, disparage or cause others to disparage the Company or Employee, as the case may be, or the management, personnel, products or prospects of the Company.

            b.    Non-Solicitation.

                  (i) Employee further agrees that during the Term he will not, directly or indirectly, encourage any employees of the Company (including any employees of any subsidiary or affiliate of the Company now existing or hereafter formed) to leave the employ of the Company or any subsidiary or affiliate of the Company for the purpose of seeking or obtaining employment in any other activity with which Employee intends to become affiliated.

                  (ii) Employee further agrees that during the Term and for a period of two years following the Term, regardless of the reasons for Employee's termination, he will not, directly or indirectly, hire, attempt to hire or encourage any employee of the Company to leave his or her employ with the Company or any subsidiary or affiliate of the Company.

            c. Reasonableness. Employee further agrees that the provisions of this Section 5 are reasonable and of vital importance to the Company and incorporate crucial policies and are a means of safeguarding the Company's valuable proprietary rights and interests. Accordingly, Employee agrees that the Company shall be entitled to injunctive relief, in addition to all other remedies permitted by law, to enforce the provisions of this
Section 5.

      6. Confidentiality. Employee shall not (for his own benefit or the benefit of any person or entity other than the Company) use or disclose any of the trade secrets or other confidential information of the Company or its affiliates or iNEX. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how," inventions, computer programs (including documentation of such programs) and research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, vendor lists, designs, plans, financial reserves, and other information related to the Company's then current or future business plans that have been disclosed to Employee and to the extent not available to the public, and all information to which Employee



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has access during his employment with the Company which belongs or relates to a third party and which would constitute "trade secrets or other confidential information" if it belonged or related to the Company. After termination of this Agreement, Employee shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to Employee by a third party who is entitled to receive and disclose such information. Upon termination of this Agreement, or earlier at the request of the Chief Executive Officer of the Company, Employee shall return to the Company all documents, files, diskettes and other information storage media containing trade secrets or confidential information of the Company, and shall not retain any copies of those materials.

      7. Performance of Employee Obligations. In the event that Employee materially or substantially breaches, as determined by the Company, any of his obligations set forth in Sections 5 or 6 of this Agreement, and such breach has an adverse effect on the Company, the Company shall have the right to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain him from violating those obligations or to compel him to perform those obligations, in addition to any other rights the Company may have against Employee.

      8. Merger or Acquisition. In the event the Company should consolidate with, or merge into another corporation, or transfer all or substantially all of its assets to another entity, this Agreement shall continue in full force and effect and be binding upon the Company's successor or transferee.

      9. Personnel Policies. To the extent not otherwise set forth herein, the terms and conditions of Employee's employment and benefits shall be governed by the then prevailing operating and personnel policies of the Company.

      10. Vacations. Employee shall be entitled to vacation during the Term as specified in the Employee Handbook.

      11. Medical Expenses. Employee shall have the same opportunity as any other employee to participate in the Company's group medical insurance plan with benefits in accordance with the plan.

      12. Sick Leave Benefits and Disability Insurance. Employee shall have the same opportunity as any other employee to participate in the Company's sick leave and disability insurance in accordance with the Company's plans and policies.

      13. Life Insurance. The Company, at its own expense, shall provide Employee with life insurance benefits under its group life insurance plan.

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      14.         Breach of Agreement.  In addition to any other remedy
available to the Company in the event of a material breach by Employee of any of the covenants set forth in this Agreement, the Company's obligation to pay Employee any incentive payouts, deferred compensation, termination allowance or other benefits accrued but unpaid as of the date of such breach (except any vested rights Employee may have under a Company Profit Sharing Retirement
Plan) shall terminate, as will his right to exercise any unexercised stock options.

      15.         Change of Control.

            a. In General. For purposes of this Agreement, a "Change of Control" shall be the occurrence of any one or more of the following events, and the effective date of a Change of Control shall be the effective date on which such event occurs:

                  (i) A merger of the Company into another corporation in which the Company is not the surviving corporation, other than a merger that manifestly does not affect control such as a merger to change the state of incorporation.

                  (ii) A sale of substantially all of the assets of the Company.

                  (iii) Any arrangement that gives to an entity or person (or group of entities or persons acting in concert) the power to name a majority of the Board of Directors of the Company.

                  (iv) Any other circumstance constituting an effective change of ownership or control within the meaning of Section 280G of the Internal Revenue Code and Regulations promulgated thereunder.

            b. Consequences of a Change of Control. In the event of a Change of Control, Employee shall be entitled to remain in the employ of the Company, in a manner consistent with the terms of this Agreement.

      16. Disputes and Arbitration. Any dispute arising out of or concerning this Agreement, which is not disposed of by agreement between the two parties, shall be decided by an Arbitrator chosen by the parties, located in the District of Columbia metropolitan area. Either party may initiate an arbitration action by a written notification to the other. The parties agree to choose the Arbitrator within fifteen days thereafter. The Arbitrator will follow the rules for arbitrations of the American Arbitration Association to the extent that said rules are not inconsistent with the terms and conditions of this Section. The decision of the Arbitrator shall be final and conclusive in the absence of statutory grounds for setting it aside. Neither party shall be reimbursed for the costs that he


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or it may incur in connection with an arbitration under this Agreement.

      17. Alteration, Amendment or Termination. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      18. Representations and Warranties of Employee. Employee represents and warrants that he has been advised by the Company to consult an attorney in connection with the execution of this Agreement and that Employee has done so. Employee further represents and warrants that Employee is able to enter into this Agreement and that such ability is not limited or restricted by any agreements or understandings between him and other persons or organizations.

      19.         Miscellaneous.

            a. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be properly delivered when sent by first class registered or certified mail, postage prepaid and return receipt requested, or delivered in person, addressed as follows:

                  If to the Company:      ITC Learning Corporation
                                          13515 Dulles Technology Drive
                                          Herndon, Virginia 20171
                                          Attn:  Christopher E. Mack

                  If to Employee:         Michael Morrison
                                          11799 Rockaway Lane
                                          Fairfax, Virginia  22030

            b. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not constitute a waiver of any subsequent breach.

            c. Severability. This Agreement shall be construed according to its fair meaning and not strictly for or against either party. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be


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construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect. If it is not possible to restate the provision in a valid or legal manner, then that invalid or illegal portion shall be deemed not a part of the Agreement and the remaining parts, terms and provisions shall remain in full force and effect.

            d. Governing Law. This Agreement shall be governed by the laws of the State of Virginia, without regard to its conflict of laws provisions. Employee hereby irrevocably consents to, and waives any objection to the exercise of, personal jurisdiction by the state and federal courts located in Virginia with respect to any action or proceeding arising out of this Agreement.

            e. Assignment. This Agreement is not assignable by either party without the written consent of the other; provided however, that the provisions of this Agreement shall be assignable to and shall inure to the benefit of and be binding upon any affiliate or successor of the Company, whether by merger, consolidation, or transfer of all or substantially all of its assets or otherwise.

            f. Complete Agreement; Amendment. This Agreement supersedes any and all prior discussions and understandings, whether written or oral, and represents the complete agreement between the parties. This Agreement may not be amended, modified or supplemented except by a written document signed by both parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

Witness/Attest:               Employee:


        [SIG]                      /s/ MICHAEL MORRISON
-----------------------       -------------------------------
                                       Michael Morrison



Attest:                             ITC Learning Corporation



        [SIG]                 By:   /s/ CHRISTOPHER E. MACK
-----------------------          -------------------------------
                                    Name:  Christopher E. Mack
                                    Title: Vice President and Chief
                                             Financial Officer


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